UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2008 (May 30, 2008)

INTERACTIVE INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-27385 (Commission File Number)	35-1933097 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to the 2006 Equity Incentive Plan

At the 2008 Annual Meeting of Shareholders of Interactive Intelligence, Inc. (the “Company”) held on May 30, 2008, the Company’s shareholders approved an amendment to the Interactive Intelligence, Inc. 2006 Equity Incentive Plan (the “2006 Plan”). The amendment increased the total number of shares of the Company’s common stock available for issuance under the 2006 Plan by 900,000 from 1,250,000 shares to 2,150,000 shares. The amendment also revised certain definitions and payment provisions to comply with the final IRS regulations under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the amended 2006 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Interactive Intelligence, Inc. 2006 Equity Incentive Plan, As Amended May 30, 2008, which is filed as Exhibit 10.33 hereto, is incorporated herein by reference and constitutes a part of this report.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits:

The following item is filed as an exhibit to this Current Report on Form 8-K:

10.33	Interactive Intelligence, Inc. 2006 Equity Incentive Plan, As Amended May 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: June 4, 2008	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.33	Interactive Intelligence, Inc. 2006 Equity Incentive Plan, As Amended May 30, 2008